Report of Independent Registered Public Accounting
Firm

To the Board of Trustees and
Shareholders of Global X Funds, as
defined:

In planning and performing our audits
of the financial statements of the
Global X MLP ETF, Global X Junior MLP
ETF, Global X MLP & Energy
Infrastructure ETF, Global X
SuperDividend Alternatives ETF,
Global X FinTech Thematic ETF, Global
X Internet of Things Thematic ETF,
Global X Robotics & Artificial
Intelligence Thematic ETF, Global X
Health & Wellness Thematic ETF,
Global X Longevity Thematic ETF,
Global X Millennials Thematic ETF and
Global X Conscious Companies ETF
(eleven of the series constituting
Global X Funds, hereafter referred to
as the Funds) as of and for the year
or period ended November 30, 2016, in
accordance with the standards of the
Public Company Accounting Oversight
Board (United States), we considered
the Funds internal control over
financial reporting, including
controls over safeguarding
securities, as a basis for designing
our auditing procedures for the
purpose of expressing our opinion on
the financial statements and to
comply with the requirements of Form
N-SAR, but not for the purpose of
expressing an opinion on the
effectiveness of the Funds internal
control over financial reporting.
Accordingly, we do not express an
opinion on the effectiveness of the
Funds internal control over financial
reporting.

Management of the Funds is
responsible for establishing and
maintaining effective internal
control over financial reporting. In
fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of
controls. A funds internal control
over financial reporting is a process
designed to provide reasonable
assurance regarding the reliability
of financial reporting and the
preparation of financial statements
for external purposes in accordance
with generally accepted accounting
principles. A funds internal control
over financial reporting includes
those policies and procedures that
(1) pertain to the maintenance of
records that, in reasonable detail,
accurately and fairly reflect the
transactions and dispositions of the
assets of the fund; (2) provide
reasonable assurance that
transactions are recorded as
necessary to permit preparation of
financial statements in accordance
with generally accepted accounting
principles, and that receipts and
expenditures of the funds are being
made only in accordance with
authorizations of management and
trustees of the funds; and (3)
provide reasonable assurance
regarding prevention or timely
detection of unauthorized
acquisition, use or disposition of a
funds assets that could have a
material effect on the financial
statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become inadequate
because of changes in conditions, or
that the degree of compliance with the
policies or procedures may
deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or employees, in
the normal course of performing their
assigned functions, to prevent or
detect misstatements on a timely
basis.  A material weakness is a
deficiency, or a combination of
deficiencies, in internal control
over financial reporting, such that
there is a reasonable possibility
that a material misstatement of the
Funds annual or interim financial
statements will not be prevented or
detected on a timely basis.

Our consideration of the Funds
internal control over financial
reporting was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control over
financial reporting that might be
material weaknesses under standards
established by the Public Company
Accounting Oversight Board (United
States). However, we noted no
deficiencies in the Funds internal
control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of November 30, 2016.

This report is intended solely for
the information and use of management
and the Board of Trustees of Global X
Funds and the Securities and Exchange
Commission and is not intended to be
and should not be used by anyone
other than these specified parties.

Pricewaterhouse Coopers LLP
Philadelphia, PA
January 30, 2017